Exhibit 23(c)

FAEGRE & BENSON LLP

2200 WELLS FARGO CENTER, 90 SOUTH SEVENTH STREET

MINNEAPOLIS, MINNESOTA 55402-3901

TELEPHONE 612.766.7000

FACSIMILE 612-766-1600

www.faegre.com

September 30, 2003

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94163

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3, Registration No. 333-105939 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. We hereby consent to the inclusion of our opinion and to the reference to us under the heading “Material United States Federal Income Tax Considerations” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Faegre & Benson LLP

FAEGRE & BENSON LLP